Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Reports Third Quarter 2013 Results

Milford, Massachusetts, October 22, 2013 - Waters Corporation (NYSE/WAT) reported today third quarter 2013 sales of $457 million, a 2% increase in comparison to sales of $450 million in the third quarter of 2012. For the quarter, foreign currency translation reduced sales growth by 2%. On a GAAP basis, earnings per diluted share (E.P.S.) for the third quarter were $1.14 compared to $1.12 for the third quarter in 2012. On a non-GAAP basis, E.P.S. were up 1% to $1.19 in the third quarter of 2013 from $1.18 in the third quarter of 2012. A reconciliation of GAAP to non-GAAP E.P.S. is attached.

Through the first nine months of 2013, sales for the Company were $1.34 billion, an increase of 1% in comparison to sales of $1.32 billion in the first nine months of 2012. Foreign currency translation reduced sales growth during the first nine months of 2013 by 2%. E.P.S. for the first nine months of 2013 were $3.56 compared to $3.19 for the comparable period in 2012. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S declined less than 1% in the first nine months of 2013 to $3.34 from $3.35 in 2012.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Slower sales growth to our pharmaceutical base affected our overall top line performance. However, improved business conditions across our industrial chemical markets, in combination with stronger global governmental and academic demand, contributed to the sales growth in the quarter.”

As communicated in a prior press release, Waters Corporation will webcast its third quarter 2013 financial results conference call this morning, October 22, 2013 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor” and click on the Live Webcast. A replay of the call will be available through October 30, 2013, similarly by webcast and also by phone at 402-220-4157.

About Waters Corporation:

For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.84 billion in 2012, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2012 and Form 10-Q for the period ended June 29, 2013 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	September 28, 2013	December 31, 2012
Cash, cash equivalents and investments	1,699,107	1,539,025
Accounts receivable	373,844	404,556
Inventories	256,980	229,565
Other current assets	99,151	84,580
Total current assets	2,429,082	2,257,726
Property, plant and equipment, net	313,667	273,279
Other assets	682,570	637,145
Total assets	3,425,319	3,168,150
Notes payable and debt	133,761	132,781
Accounts payable and accrued expenses	359,143	371,461
Total current liabilities	492,904	504,242
Long-term debt	1,160,000	1,045,000
Other long-term liabilities	153,781	151,551
Total liabilities	1,806,685	1,700,793
Total equity	1,618,634	1,467,357
Total liabilities and equity	3,425,319	3,168,150

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales	$457,317	$449,952	$1,338,770	$1,321,875
Cost of sales	191,568	182,702	554,465	529,251
Gross profit	265,749	267,250	784,305	792,624
Selling and administrative expenses	120,563	115,322	362,285	355,123
Research and development expenses	23,599	23,756	73,561	71,046
Purchased intangibles amortization	2,518	6,427	7,293	11,370
Litigation provisions	—	—	—	3,000
Operating income	119,069	121,745	341,166	352,085
Other expense	—	—	(1,575)	—
Interest expense, net	(6,412)	(5,923)	(18,811)	(17,492)
Income from operations before income taxes	112,657	115,822	320,780	334,593
Provision for income tax expense	14,609	16,713	12,359	49,094
Net income	$98,048	$99,109	$308,421	$285,499
Net income per basic common share	$1.15	$1.13	$3.60	$3.24
Weighted-average number of basic common shares	85,185	87,411	85,565	88,234
Net income per diluted common share	$1.14	$1.12	$3.56	$3.19
Weighted-average number of diluted common shares and equivalents	86,364	88,451	86,719	89,367

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2013 and 2012 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

*	Purchased Intangibles Amortization and Step-Up Expenses were excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Litigation Provisions and Non-Income Tax Audit Settlement Provisions were excluded as these costs are isolated, unpredictable and not expected to recur regularly.

*	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
GAAP Gross Profit	$265,749	$267,250	$784,305	$792,624
Asset Impairments	—	—	—	1,903

Adjusted Non-GAAP Gross Profit	$265,749	$267,250	$784,305	$794,527

GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization & Litigation Provisions)	$(123,081)	$(121,749)	$(369,578)	$(369,493)
Purchased Intangibles Amortization & Step-Up Expenses	2,518	6,621	7,339	11,828
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	2,848	1,756	6,786	4,261
Litigation Provisions	—	—	—	3,000
Non-Income Tax Audit Settlement Provisions	—	—	—	484

Adjusted Non-GAAP Selling & Administrative Expenses	$(117,715)	$(113,372)	$(355,453)	$(349,920)

GAAP Operating Income	$119,069	$121,745	$341,166	$352,085
Purchased Intangibles Amortization & Step-Up Expenses	2,518	6,621	7,339	11,828
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	2,848	1,756	6,786	6,164
Litigation Provisions	—	—	—	3,000
Non-Income Tax Audit Settlement Provisions	—	—	—	484

Adjusted Non-GAAP Operating Income	$124,435	$130,122	$355,291	$373,561

GAAP Provision for Income Tax Expense	$(14,609)	$(16,713)	$(12,359)	$(49,094)
Purchased Intangibles Amortization & Step-Up Expenses	(719)	(2,318)	(2,111)	(3,971)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(896)	(639)	(2,293)	(2,297)
Litigation Provisions	—	—	—	(1,125)
Non-Income Tax Audit Settlement Provisions	—	—	—	(182)
Infrequent Income Tax Items	999	—	(28,382)	—

Adjusted Non-GAAP Provision for Income Tax Expenses	$(15,225)	$(19,670)	$(45,145)	$(56,669)

GAAP Net Income	$98,048	$99,109	$308,421	$285,499
Purchased Intangibles Amortization & Step-Up Expenses	1,799	4,303	5,228	7,857
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,952	1,117	4,493	3,867
Litigation Provisions	—	—	—	1,875
Non-Income Tax Audit Settlement Provisions	—	—	—	302
Infrequent Income Tax Items	999	—	(28,382)	—

Adjusted Non-GAAP Net Income	$102,798	$104,529	$289,760	$299,400

GAAP EPS	$1.14	$1.12	$3.56	$3.19
Purchased Intangibles Amortization & Step-Up Expenses	0.02	0.05	0.06	0.09
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.02	0.01	0.05	0.04
Litigation Provisions	—	—	—	0.02
Non-Income Tax Audit Settlement Provisions	—	—	—	0.00
Infrequent Income Tax Items	0.01	—	(0.33)	—

Adjusted Non-GAAP EPS	$1.19	$1.18	$3.34	$3.35